UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 8, 2017

AMERICAN TOWER CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-14195	65-0723837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

116 Huntington Avenue
Boston, Massachusetts 02116
(Address of Principal Executive Offices) (Zip Code)
(617) 375-7500
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    Departing Director. On March 8, 2017, Carolyn F. Katz notified the Corporate Secretary and the Board of Directors (the “Board”) of American Tower Corporation (the “Company”) of her decision to not stand for re-election at the Company’s 2017 Annual Meeting of Stockholders (the “Annual Meeting”). Ms. Katz’s decision to not stand for re-election did not involve any disagreements with the Company. Ms. Katz is currently a member of the Audit Committee and will continue her service on such committee until the Annual Meeting.

Item 8.01	Other Events.

Dividend. On March 9, 2017, the Company issued a press release (the “Press Release”) announcing that the Board declared a cash distribution of $0.62 per share on shares of the Company’s common stock, payable on April 28, 2017 to such stockholders of record at the close of business on April 12, 2017. A copy of the Press Release is filed herewith as Exhibit 99.1.

Amendment to Equity Plan. On March 9, 2017, the Board adopted an amendment (the “Amendment”) to the Company’s 2007 Equity Incentive Plan (the “Plan”) to restrict the Company’s ability to purchase underwater Options or Stock Appreciation Rights (each as defined in the Plan). The Amendment became effective on the date of adoption. The foregoing is qualified in its entirety by reference to the Amendment, which is filed herewith as Exhibit 10.1, and incorporated herein by reference.

Letter Agreements with Executives. On February 27, 2017, the Company entered into an amended and restated letter agreement with William H. Hess, which replaces in its entirety the original letter agreement in connection with his assignment as Executive Vice President, International Operations and President, Latin America and EMEA. On March 7, 2017, the Company entered into a two-year letter agreement with Steven C. Marshall in connection with his assignment as Executive Vice President and President of the Company’s U.S. Tower Division. In addition to terms consistent with the benefits provided to other executive officers, the new letter agreements continue to provide certain benefits related to Messrs. Hess’s and Marshall’s status as expatriates, including housing, goods and services and car allowances, consistent with the Company’s expatriate program. The foregoing is qualified in its entirety by reference to the new letter agreements, which are filed herewith as Exhibits 10.2 and 10.3, respectively, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

10.1	Amendment to American Tower Corporation 2007 Equity Incentive Plan.
10.2	Amended and Restated Letter Agreement, dated February 27, 2017, by and between the Company and William H. Hess.
10.3	Letter Agreement, dated as of March 7, 2017, by and between the Company and Steven C. Marshall.
99.1	Press Release, dated March 9, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN TOWER CORPORATION
(Registrant)

Date:	March 14, 2017	By:	/s/ Thomas A. Bartlett
Thomas A. Bartlett
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment to American Tower Corporation 2007 Equity Incentive Plan.
10.2	Amended and Restated Letter Agreement, dated February 27, 2017, by and between the Company and William H. Hess.
10.3	Letter Agreement, dated as of March 7, 2017, by and between the Company and Steven C. Marshall.
99.1	Press Release, dated March 9, 2017.